EXHIBIT 4.9
[Form of Indenture]
Discovery Communications, LLC
Issuer
[and] Discovery Communications, Inc.
[and Discovery Communications Holding, LLC]
Guarantor[s]
and

Trustee
INDENTURE
Dated as of ____________
SENIOR DEBT SECURITIES

CROSS-REFERENCE TABLE(1)

Section of
Trust Indenture Act	Section of
of 1939, as amended	Indenture
310(a)	6.09
310(b)	6.08
6.10
310(c)	Inapplicable
311(a)	6.13
311(b)	6.13
311(c)	Inapplicable
312(a)	4.01
4.04
312(b)	4.04(c)
312(c)	4.04(c)
313(a)	4.03
313(b)	4.03
313(c)	4.03
313(d)	4.03
314(a)	4.02
314(b)	Inapplicable
314(c)	2.04
8.04
9.01(c)
10.06(b)
11.05
314(d)	Inapplicable
314(e)	11.05
314(f)	Inapplicable
315(a)	6.01
6.02
315(b)	5.11
315(c)	6.01
315(d)	6.01
6.02
315(e)	5.12
316(a)	5.09
5.10
7.04
316(b)	5.06
5.10
316(c)	7.02
317(a)	5.04
317(b)	3.04
318(a)	11.07

(1)	This Cross-Reference Table does not constitute part of the Indenture and shall not have any bearing on the interpretation of any of its terms or provisions.

i

ii

iii

     [To be modified as appropriate for issuances of securities by Discovery Communications, LLC which will be guaranteed by Discovery Communications, Inc. and may be guaranteed by Discovery Communications Holding, LLC ]

     THIS INDENTURE, dated as of                      between Discovery Communications, LLC, a Delaware limited liability company (the “Company”), and Discovery Communications, Inc., a Delaware corporation, [and Discovery Communications Holding, LLC, a Delaware limited liability company] ([each a “Guarantor” and together,] the “Guarantor[s]”), and                     , a                      (the “Trustee”),
WITNESSETH:
     WHEREAS, the Company may from time to time duly authorize the issuance of, and in the case of the Guarantor[s], the guarantee of, the Company’s unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture;
     WHEREAS, each of the Company and the Guarantor[s] has duly authorized the execution and delivery of this Indenture to provide, among other things, for the authentication, delivery and administration of the Securities; and
     WHEREAS, all things necessary to make this Indenture a valid indenture and agreement of each of the Company and the Guarantor[s], in accordance with its terms have been done;
     NOW, THEREFORE:
     In consideration of the premises and the purchases of the Securities by the holders thereof, the Company, the Guarantor[s] and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:
ARTICLE 1
DEFINITIONS
     Section 1.01 Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act of 1933 are referred to in the Trust Indenture Act of 1939, including terms defined therein by reference to the Securities Act of 1933 (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted at the time of any computation. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

     “Authorized Newspaper” means a newspaper, in the English language or, at the option of the Company, in an official language of the country of publication, customarily published on each Business Day whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different Authorized Newspapers meeting the foregoing requirements and in each case on any Business Day.
     “Board of Directors” means either the Board of Directors of Discovery Communications, Inc. or any committee of such Board duly authorized to act on its behalf.
     “Board Resolution” means a copy of one or more resolutions, certified by the secretary or an assistant secretary of Discovery Communications, Inc. to have been duly adopted by the Board of Directors and to be in full force and effect, and delivered to the Trustee.
     “Business Day” means, with respect to any Security, a day that in the city (or in any of the cities, if more than one) in which amounts are payable, as specified in the form of such Security, is not a day on which banking institutions are authorized or required by law or regulation to close.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act of 1939, then the body performing such duties on such date.
     “Common Stock” means shares of Series A Common Stock, par value $0.01 per share of Discovery Communications, Inc.; Series B Common Stock, par value $0.01 per share of Discovery Communications, Inc.; or Series C Common Stock, par value $0.01 per share of Discovery Communications, Inc., as the case may be, as the same exists at the date of execution and delivery of this Indenture or as such stock may be reconstituted from time to time.
     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor replaces it and, thereafter, “Company” shall mean the successor and, for purposes of any provision contained herein and required by the Trust Indenture Act, each other obligor on the Securities.
     “Company Order” means a written statement, request or order of the Company signed in its name by the Sole Member, the president or any vice president of the Company.
     [“Consent of the Members” means a copy of one or more resolutions adopted by written consents of the Members, certified by the secretary or an assistant secretary of Discovery Communications Holding, LLC to have been duly executed by the Members and to be in full force and effect, and delivered to the Trustee.]

     “Consent of the Sole Member” means a copy of one or more resolutions adopted by written consents of the Sole Member, certified by the secretary or an assistant secretary of the Sole Member to have been duly executed by the Sole Member and to be in full force and effect, and delivered to the Trustee.
     “Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at                     .
     “Debt” of any Person means any debt for money borrowed which is created, assumed, incurred or guaranteed in any manner by such Person or for which such Person is otherwise responsible or liable, and shall expressly include any such guaranty thereof by such Person. For the purpose of computing the amount of the Debt of any Person there shall be excluded all Debt of such Person for the payment or redemption or satisfaction of which money or securities (or evidences of such Debt, if permitted under the terms of the instrument creating such Debt) in the necessary amount shall have been deposited in trust with the proper depositary, whether upon or prior to the maturity or the date fixed for redemption of such Debt; and, in any instance where Debt is so excluded, for the purpose of computing the assets of such Person there shall be excluded the money, securities or evidences of Debt deposited by such Person in trust for the purpose of paying or satisfying such Debt.
     “Defeased Securities” shall have the meaning set forth in Section 10.03.
     “Depositary” means, with respect to the Securities of any series issuable or issued in the form of one or more Global Securities, the Person designated as Depositary by the Company pursuant to Section 2.05 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Global Securities of that series.
     “Dollar” means the currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.
     “Event of Default” means any event or condition specified as such in Section 5.01.
     “Foreign Currency” means a currency issued by the government of a country other than the United States.
     “Global Security”, means a Security evidencing all or a part of a series of Securities, issued to the Depositary for such series in accordance with Section 2.05, and bearing the legend prescribed in Section 2.05.
     “Guarantee” means the irrevocable and unconditional guarantee by the Guarantor[s] of any Security of any series of the Company authenticated and delivered pursuant to Article 13.

     “Guarantor[s]” means the Person[s] named as the “Guarantor[s]” in the first paragraph of this instrument until a successor replaces [the] [any] Guarantor and, thereafter, “Guarantor[s]” shall mean the successor[s].
     “Guarantor Authorizing Resolution” means, a Board Resolution [or Consent of the Sole Member as the case may be].
     “Holder”, “holder of Securities”, “Securityholder” or other similar terms mean the Person in whose name such Security is registered in the Security register kept by the Company for that purpose in accordance with the terms hereof.
     “Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular series of Securities established as contemplated hereunder.
     “interest”, unless the context otherwise requires, refers to interest, and when used with respect to non-interest bearing Securities, refers to interest payable after maturity, if any.
     [“Members” means DHC Discovery, Inc. and Discovery Communications, Inc., the members of Discovery Communications Holding, LLC, or any successor thereto.]
     “Officer’s Certificate” means, with respect to the Company or the Guarantor[s], a certificate signed by the Sole Member, chairman of the Board of Directors [and/or Members, as the case may be], the president, any vice president, the treasurer, the secretary or any assistant secretary of the Company or the Guarantor[s], as the case may be, and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act of 1939 and shall include the statements provided for in Section 11.05.
     “Opinion of Counsel” means an opinion in writing signed by the general corporate counsel or such other legal counsel who may be an employee of or counsel to the Company or the Guarantor[s] and who shall be satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act of 1939 and shall include the statements provided for in Section 11.05, if and to the extent required hereby.
     “original issue date” of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.
     “Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.01.
     “Outstanding”, when used with reference to Securities, shall, subject to the provisions of Section 7.04, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

     (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
     (b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company for the Holders of such Securities (if the Company shall act as its own paying agent); provided, that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and
     (c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.10 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a Person in whose hands such Security is a legal, valid and binding obligation of the Company), Securities converted into Common Stock pursuant hereto and Securities not deemed outstanding pursuant to Section 12.02.
     In determining whether the Holders of the requisite principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 5.01.
     “Person” means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “principal” whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include “and premium, if any”.
     “Responsible Officer”, when used with respect to the Trustee, means the chairman of the board of directors, any vice chairman of the board of directors, the chairman of the trust committee, the chairman of the executive committee, any vice chairman of the executive committee, the president, any vice president, the cashier, the secretary, the treasurer, any trust officer, any assistant trust officer, any assistant vice president, any assistant cashier, any assistant secretary, any assistant treasurer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.
     “Security” or “Securities” has the meaning stated in the first recital of this Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Indenture.
     “Security Registrar” shall have the meaning set forth in Section 4.01(b).

     “Sole Member” means Discovery Communications Holding, LLC, the sole member of the Company, or any successor thereto.
     “Subsidiary” means a corporation or other business entity of which equity interests having a majority of the voting power under ordinary circumstances is owned, directly or indirectly, by the Company or by one or more subsidiaries of the Company, or by the Company and one or more subsidiaries of the Company.
     “Trust Indenture Act of 1939” (except as otherwise provided in Sections 8.01 and 8.02) means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was originally executed.
     “Trustee” means the Person identified as “Trustee” in the first paragraph hereof and, subject to the provisions of Article 6, shall also include any successor trustee. “Trustee” shall also mean or include each Person who is then a trustee hereunder and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the trustee with respect to the Securities of such series.
     “vice president”, when used with respect to the Company, the Guarantor[s] or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title of “vice president”.
     “Yield to Maturity” means the yield to maturity on a series of securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.
ARTICLE 2
SECURITIES
     Section 2.01 Forms Generally. The Securities of each series shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Consents of the Sole Member (as set forth in a Consent of the Sole Member or, to the extent established pursuant to (rather than set forth in) a Consent of the Sole Member, an Officer’s Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Securities as evidenced by their execution of such Securities.
     Each Security shall bear a notation of Guarantee in substantially the form set forth in Section 2.03. Notwithstanding the foregoing, the notation of Guarantee to be endorsed on the Securities of any series may have such appropriate insertions, omissions, substitutions and other corrections from the form thereof referred to above as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers delivering the same, in each case as evidenced by such delivery.
     The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities as evidenced by their execution of such Securities.
     Section 2.02 Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:
     This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

as Trustee
By:
Authorized Officer

     Section 2.03 Form of Notation of Guarantee. The form of notation of Guarantee to be endorsed on any Security issued pursuant to this Indenture shall be substantially as follows:
NOTATION OF GUARANTEE
     Discovery Communications, Inc., a Delaware corporation, [and Discovery Communications Holding, LLC, a Delaware limited liability company] ([collectively,] the “Guarantor[s]”, which term includes any successor[s] thereto under the Indenture (the “Indenture”) referred to in the Security on which this notation is endorsed) [has] [have] [, jointly and severally,] unconditionally guaranteed, pursuant to the terms of the Guarantee contained in Article 13 of the Indenture, the due and punctual payment of the principal of and any premium and interest on this Security, when and as the same shall become due and payable in accordance with the terms of this Security and the Indenture.
     The obligations of the Guarantor[s] to the Holders of the Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 13 of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Guarantee.
     The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this notation of the Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

DISCOVERY COMMUNICATIONS, INC.
By:
Name:
Title:

[DISCOVERY COMMUNICATIONS HOLDING, LLC
By:
Name:
	Title:	]

     Section 2.04 Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.
     The Securities may be issued in one or more series. The terms of a series of Securities shall be established prior to the initial issuance thereof in or pursuant to one or more Consents of the Sole Member and set forth in a Consent of the Sole Member, or, to the extent established pursuant to (rather than set forth in) a Consent of the Sole Member, in an Officer’s Certificate detailing such establishment and/or established in one or more indentures supplemental hereto. The terms of such series reflected in such Consent of the Sole Member, Officer’s Certificate, or supplemental indenture may include the following or any additional or different terms:
     (a) the designation of the Securities of the series (which may be part of a series of Securities previously issued);
     (b) the terms and conditions, if applicable, upon which conversion or exchange of the Securities into Common Stock will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other provisions in addition to or in lieu of those described herein;
     (c) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.09, 2.10, 2.12, 8.05 or 12.03);
     (d) if other than Dollars, the Foreign Currency in which the Securities of that series are denominated;
     (e) any date on which the principal of the Securities of the series is payable;
     (f) the rate or rates at which the Securities of the series shall bear interest, if any, the record date or dates for the determination of holders to whom interest is payable, the date or dates from which such interest shall accrue and on which such interest shall be payable and/or the method by which such rate or rates or date or dates shall be determined;

     (g) the place or places where the principal of and any interest on Securities of the series shall be payable (if other than as provided in Section 3.02);
     (h) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise;
     (i) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and any terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;
     (j) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;
     (k) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
     (l) if other than the currency in which the Securities of that series are denominated, the currency in which payment of the principal of or interest on the Securities of such series shall be payable;
     (m) if the principal of or interest on the Securities of the series is to be payable, at the election of the Company, the Guarantor[s] or a Holder thereof, in a currency other than that in which the Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;
     (n) if the amount of payments of principal of and interest on the Securities of the series may be determined with reference to an index based on a currency other than that in which the Securities of the series are denominated, the manner in which such amounts shall be determined;
     (o) whether and upon what terms the Securities may be defeased;
     (p) whether and under what circumstances the Company or the Guarantor[s] will pay additional amounts on the Securities of any series in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company or the Guarantor[s] will have the option to redeem such Securities rather than pay such additional amounts;
     (q) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

     (r) any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Securities of such series;
     (s) any other events of default or covenants with respect to the Securities of such series in addition to or in lieu of those contained in this Indenture;
     (t) if the Securities of the series may be issued in exchange for surrendered Securities of another series, or for other securities of the Company or the Guarantor[s], pursuant to the terms of such Securities or securities or of any agreement entered into by the Company or the Guarantor[s], the ratio of the principal amount of the Securities of the series to be issued to the principal amount of the Securities or securities to be surrendered in exchange, and any other material terms of the exchange;
     (u) whether the Securities of the series will be guaranteed as to payment or performance; and
     (v) any other terms of the series.
     The Company may from time to time, without notice to or the consent of the holders of any series of Securities, create and issue further Securities of any such series ranking equally with the Securities of such series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further Securities or except for the first payment of interest following the issue date of such further Securities). Such further Securities may be consolidated and form a single series with the Securities of such series and have the same terms as to status, redemption or otherwise as the Securities of such series.
     Section 2.05 Authentication and Delivery of Securities. The Company may deliver Securities of any series executed by the Company to the Trustee for authentication together with the applicable documents referred to below in this Section, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the order of the Company (contained in the Company Order referred to below in this Section) or pursuant to such procedures acceptable to the Trustee and to such recipients as may be specified from time to time by a Company Order. The maturity date, original issue date, interest rate and any other terms of the Securities of such series shall be determined by or pursuant to such Company Order and procedures. If provided for in such procedures, such Company Order may authorize authentication and delivery pursuant to oral instructions from the Company or its duly authorized agent, which instructions shall be promptly confirmed in writing. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon:
     (a) a Company Order requesting such authentication and setting forth delivery instructions if the Securities are not to be delivered to the Company;
     (b) any Consent of the Sole Member, Officer’s Certificate and/or executed supplemental indenture referred to in Sections 2.01 and 2.04 by or pursuant to which the forms and terms of the Securities were established;

     (c) an Officer’s Certificate setting forth the form or forms and terms of the Securities stating that the form or forms and terms of the Securities have been established pursuant to Sections 2.01 and 2.04 and comply with this Indenture, and covering such other matters as the Trustee may reasonably request; and
     (d) an Opinion of Counsel to the effect that:
     (i) the form or forms and terms of such Securities have been established pursuant to Sections 2.01 and 2.04 and comply with this Indenture,
     (ii) the authentication and delivery of such Securities by the Trustee are authorized under the provisions of this Indenture,
     (iii) such Securities when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company, and
     (iv) all laws and requirements in respect of the execution and delivery by the Company of the Securities have been complied with, and covering such other matters as the Trustee may reasonably request.
     The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Company or if the Trustee in good faith by its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Holders or would affect the Trustee’s own rights, duties or immunities under the Securities, this Indenture or otherwise.
     The Company shall execute and the Trustee shall, in accordance with this Section with respect to the Securities of a series, authenticate and deliver one or more Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such series issued and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions and (iv) shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”
     Each Depositary designated pursuant to this Section must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation.

     Section 2.06 Execution of Securities. The Securities shall be signed on behalf of the Company by the Sole Member, its chief executive officer, its principal financial officer, its president, any vice president or its treasurer. Such signatures may be the manual or facsimile signatures of the present or any future such officers. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.
     In case any officer of the Company who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Company; and any Security may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Company, although at the date of the execution and delivery of this Indenture any such person was not such an officer.
     Section 2.07 Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. The execution of such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.
     Section 2.08 Denomination and Date of Securities; Payments of Interest. The Securities of each series shall be issuable in denominations established as contemplated by Section 2.04 or, if not so established, in denominations of $1,000 and any integral multiple thereof. The Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officers of the Company executing the same may determine with the approval of the Trustee, as evidenced by the execution and authentication thereof. Unless otherwise indicated in a Consent of the Sole Member, Officer’s Certificate or supplemental indenture for a particular series, interest will be calculated on the basis of a 360-day year of twelve 30-day months.
     Each Security shall be dated the date of its authentication. The Securities of each series shall bear interest, if any, from the date, and such interest shall be payable on the dates, established as contemplated by Section 2.04.
     The Person in whose name any Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer, exchange or conversion of such Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date for such series, in which case such defaulted interest shall be paid to the Persons in whose names Outstanding Securities for such series are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest)

established by notice given by mail by or on behalf of the Company to the Holders of Securities not less than 15 days preceding such subsequent record date. The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) for the Securities of any series shall mean the date specified as such in the terms of the Securities of such series established as contemplated by Section 2.04, or, if no such date is so established, if such interest payment date is the first day of a calendar month, the 15th day of the next preceding calendar month or, if such interest payment date is the 15th day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.
     Section 2.09 Registration, Transfer and Exchange. The Company will keep at each office or agency to be maintained for the purpose as provided in Section 3.02 for each series of Securities a register or registers in which, subject to such reasonable regulations as it may prescribe, it will provide for the registration of Securities of such series and the registration of transfer of Securities of such series. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee.
     Upon due presentation for registration of transfer of any Security of any series at any such office or agency to be maintained for the purpose as provided in Section 3.02, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of the same series, maturity date, interest rate and original issue date in authorized denominations for a like aggregate principal amount.
     At the option of the Holder thereof, Securities of any series (except a Global Security) may be exchanged for a Security or Securities of such series having authorized denominations and an equal aggregate principal amount, upon surrender of such Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 3.02 and upon payment, if the Company shall so require, of the charges hereinafter provided. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. All Securities surrendered upon any exchange or transfer provided for in this Indenture shall be promptly cancelled and disposed of by the Trustee and the Trustee will deliver a certificate of disposition thereof to the Company.
     All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder or his or her attorney duly authorized in writing.
     The Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.
     The Company shall not be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days next preceding the first mailing of notice of redemption of Securities of such series to be redeemed or (b) any Securities selected, called or being called for redemption, in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not so to be redeemed.
     Notwithstanding any other provision of this Section 2.09, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.
     If at any time the Depositary for the Securities of a series notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of a series shall no longer be eligible under Section 2.05, the Company shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election pursuant to Section 2.04 that the Securities of such series be represented by a Global Security shall no longer be effective and the Company will execute, and the Trustee, upon receipt of an Officer’s Certificate for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing the Securities of such series, in exchange for such Global Security or Securities.
     The Company may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by a Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of an Officer’s Certificate for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series, in exchange for such Global Security or Securities.
     The Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for Securities of the same series in definitive registered form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,
     (i) to the Person specified by such Depositary a new Security or Securities of the same series, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and
     (ii) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities authenticated and delivered pursuant to clause (i) above.

     Upon the exchange of a Global Security for Securities in definitive registered form, in authorized denominations, such Global Security shall be cancelled by the Trustee. Securities in definitive registered form issued in exchange for a Global Security pursuant to this Section 2.09 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered.
     All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company and the Guarantor[s], evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.
     Section 2.10 Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be destroyed, lost or stolen, the Company in its discretion may execute, and upon the written request of any officer of the Company, the Trustee shall authenticate and deliver a new Security of the same series, maturity date, interest rate and original issue date, bearing a number or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof and in the case of mutilation or defacement shall surrender the Security to the Trustee.
     Upon the issuance of any substitute Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature or has been called for redemption in full, or is being surrendered for conversion in full, shall become mutilated or defaced or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security (with the Holder’s consent, in the case of convertible Securities), pay or authorize the payment of the same or convert, or authorize conversion of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.
     Every substitute Security of any series issued pursuant to the provisions of this Section by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company and the Guarantor[s], whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities of such series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment or conversion of mutilated, defaced or destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.
     Section 2.11 Cancellation of Securities; Destruction Thereof. All Securities surrendered for exchange for Securities of the same series or for payment, redemption, registration of transfer, conversion or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Company or the Guarantor[s] or any agent of the Company, the Guarantor[s] or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of cancelled Securities held by it and deliver a certificate of disposition to the Company. If the Company or the Guarantor[s] shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Debt represented by such Securities unless and until the same are delivered to the Trustee for cancellation.
     Section 2.12 Temporary Securities. Pending the preparation of definitive Securities for any series, the Company may execute and the Trustee shall authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable in any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company with the concurrence of the Trustee as evidenced by the execution and authentication thereof. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Company shall execute and shall furnish definitive Securities of such series and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for that purpose pursuant to Section 3.02 and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such series an equal aggregate principal amount of definitive Securities of the same series having authorized denominations. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series, unless the benefits of the temporary Securities are limited pursuant to Section 2.04.
ARTICLE 3
COVENANTS OF THE COMPANY
     Section 3.01 Payment of Principal and Interest. The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities of such series (together with any additional amounts payable pursuant to the terms of such Securities) at the place or places, at the respective times and in the manner provided in such Securities and in this Indenture. The interest on Securities (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only to or upon the written order of the Holders thereof and at the option of the Company may be paid by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the Security register of the Company.
     Section 3.02 Offices for Payments, Etc. The Company will maintain (i) in                     , an agency where the Securities of each series may be presented for payment, an agency where the Securities of each series may be presented for exchange and conversion, if applicable, as provided in this Indenture and an agency where the Securities of each series may be presented for registration of transfer as in this Indenture provided and (ii) such further agencies in such places as may be determined for the Securities of such series pursuant to Section 2.04.
     The Company will maintain in                     , an agency where notices and demands to or upon the Company in respect of the Securities of any series or this Indenture may be served.
     The Company will give to the Trustee written notice of the location of each such agency and of any change of location thereof. In case the Company shall fail to maintain any agency required by this Section to be located in                     , or shall fail to give such notice of the location or of any change in the location of any of the above agencies, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.
     The Company may from time to time designate one or more additional agencies where the Securities of a series may be presented for payment, where the Securities of that series may be presented for exchange or conversion, if applicable, as provided in this Indenture and pursuant to Section 2.04 and where the Securities of that series may be presented for registration of transfer as in this Indenture provided, and the Company may from time to time rescind any such designation, as the Company may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain the agencies provided for in this Section. The Company will give to the Trustee prompt written notice of any such designation or rescission thereof.
     The Guarantor[s] will maintain (i) in                     , an agency where the Securities of each series may be presented for payment, an agency where the Securities of each series may be presented for exchange and conversion, if applicable, as provided in this Indenture and an agency where the Securities of each series may be presented for registration of transfer as in this Indenture provided and (ii) such further agencies in such places as may be determined for the Securities of such series pursuant to Section 2.04.
     The Guarantor[s] will maintain in                     , an agency where notices and demands to or upon the Guarantor[s] in respect of the Securities of any series or this Indenture may be served.
     The Guarantor[s] will give to the Trustee written notice of the location of each such agency and of any change of location thereof. In case the Guarantor[s] shall fail to maintain any agency required by this Section to be located in                     , or shall fail to give such notice of

the location or of any change in the location of any of the above agencies, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.
     The Guarantor[s] may from time to time designate one or more additional agencies where the Securities of a series may be presented for payment, where the Securities of that series may be presented for exchange or conversion, if applicable, as provided in this Indenture and pursuant to Section 2.04 and where the Securities of that series may be presented for registration of transfer as in this Indenture provided, and the Guarantor[s] may from time to time rescind any such designation, as the Guarantor[s] may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Guarantor[s] of [its] [their] obligation to maintain the agencies provided for in this Section. The Guarantor[s] will give to the Trustee prompt written notice of any such designation or rescission thereof.
     Section 3.03 Appointment to Fill a Vacancy in Office of Trustee. The Company or the Guarantor[s], whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee with respect to each series of Securities hereunder.
     Section 3.04 Paying Agents. Whenever the Company shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,
     (a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities of such series (whether such sums have been paid to it by the Company or by any other obligor on the Securities of such series) in trust for the benefit of the Holders of the Securities of such series or of the Trustee,
     (b) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities of such series) to make any payment of the principal of or interest on the Securities of such series when the same shall be due and payable, and
     (c) that at any time during the continuance of any such failure, upon the written request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust by such paying agent.
     The Company will, on or prior to each due date of the principal of or interest on the Securities of such series, deposit with the paying agent a sum sufficient to pay such principal or interest so becoming due, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.
     If the Company shall act as its own paying agent with respect to the Securities of any series, it will, on or before each due date of the principal of or interest on the Securities of such series, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such series a sum sufficient to pay such principal or interest so becoming due. The Company will promptly notify the Trustee of any failure to take such action.

     Anything in this Section to the contrary notwithstanding, but subject to Section 10.01, the Company or the Guarantor[s] may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by the Company, the Guarantor[s] or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.
     Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 10.03 and 10.04.
     Section 3.05 Written Statement to Trustee. So long as any Securities are Outstanding hereunder, each of the Company and the Guarantor[s] will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, a written statement covering the previous fiscal year, signed by two of its officers (which need not comply with Section 11.05), stating that in the course of the performance of their duties as officers of the Company or the Guarantor[s], as the case may be, they would normally have knowledge of any default by the Company or the Guarantor[s], as the case may be, in the performance or fulfillment of any covenant, agreement or condition contained in this Indenture, stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signers have knowledge and the nature thereof.
ARTICLE 4
SECURITYHOLDERS LISTS AND REPORTS BY THE COMPANY, GUARANTOR[S] AND
THE TRUSTEE
     Section 4.01 Company to Furnish Trustee Information as to Names and Addresses of Securityholders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Securities of each series pursuant to Section 312 of the Trust Indenture Act of 1939:
     (a) semiannually and not more than 15 days after each record date for the payment of interest on such Securities, as hereinabove specified, as of such record date and on dates to be determined pursuant to Section 2.04 for non-interest bearing Securities in each year, and
     (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request as of a date not more than 15 days prior to the time such information is furnished, provided, that, if and so long as the Trustee shall be the Security registrar (the “Security Registrar”) for such series, such list shall not be required to be furnished.
     Section 4.02 Reports by the Company and Guarantor[s]. Each of the Company and the Guarantor[s] covenants to comply with Section 314(a) of the Trust Indenture Act insofar as it relates to information, documentations, and other reports which the Company or the Guarantor[s] may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

     Section 4.03 Reports by the Trustee. Any Trustee’s report required under Section 313(a) of the Trust Indenture Act of 1939 shall be transmitted on or before __________ in each year following the date hereof, so long as any Securities are Outstanding hereunder, and shall be dated as of a date convenient to the Trustee but no more than 60 nor less than 45 days prior thereto. The Trustee shall comply with Sections 313(b), 313(c) and 313(d) of the Trust Indenture Act.
     Section 4.04 Preservation of Information; Communication with Securityholders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Securities contained in the most recent list furnished to it as provided in Section 4.01 and as to the names and addresses of holders of Securities received by the Trustee in its capacity as Security Registrar (if acting in such capacity).
     (b) The Trustee may destroy any list furnished to it as provided in Section 4.01 upon receipt of a new list so furnished.
     (c) Securityholders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Securityholders with respect to their rights under this Indenture or under the Securities. The Company, the Guarantor[s], the Trustee, the Security Registrar and any other Person shall have the protection of Section 312(c) of the Trust Indenture Act.
ARTICLE 5
REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT
     Section 5.01 Event of Default Defined; Acceleration of Maturity; Waiver of Default. “Event of Default”, with respect to Securities of any series wherever used herein, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (a) default in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 60 days (or such other period as may be established for the Securities of such series as contemplated by Section 2.04); or
     (b) default in the payment of all or any part of the principal on any of the Securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise, and the continuance of such default for five days (or such other period as may be established for the Securities of such series as contemplated by Section 2.04); or
     (c) default in the performance, or breach, of any covenant or warranty of the Company or the Guarantor[s] in respect of the Securities of such series (other than a covenant or warranty in respect of the Securities of such series a default in the performance or breach of which is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company and the Guarantor[s] by the Trustee or to

the Company, the Guarantor[s] and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of all series affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
     (d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or [the] [any] Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company, [the] [any] Guarantor or for all or substantially all of its property and assets or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or
     (e) the Company or [the] [any] Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or [the] [any] Guarantor or for any substantial part of its property and assets, or make any general assignment for the benefit of creditors; or
     (f) any other Event of Default provided for in such series of Securities.
     If an Event of Default described in clauses (a), (b), (c) or (f) occurs and is continuing, then, and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding hereunder (each such series voting as a separate class) by notice in writing to the Company and the Guarantor[s] (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Securities of such series and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clauses (d) or (e) occurs and is continuing, then and in each and every such case, the entire principal (or, if any Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of all the Securities then Outstanding and interest accrued thereon, if any, shall become immediately due and payable.
     The foregoing provisions, however, are subject to the condition that if, at any time after the principal (or, if the Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of the Securities of any series (or of all the Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company and the Guarantor[s] shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of such series (or of all the Securities, as the case may be) and the principal of any and all Securities of such series (or of all the Securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series, (or at the respective rates of interest or Yields to Maturity of all the Securities, as the case may be) to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein—then and in every such case the Holders of a majority in aggregate principal amount of all the Securities of such series, each series voting as a separate class, (or of all the Securities, as the case may be, voting as a single class) then Outstanding, by written notice to the Company, the Guarantor[s] and to the Trustee, may waive all defaults with respect to such series (or with respect to all the Securities, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.
     For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.
     Section 5.02 Collection of Debt by Trustee; Trustee May Prove Debt. [Each of] the Company and the Guarantor[s] covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities of any series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any series when the same shall have become due and payable, and such default shall have continued for a period of five days, whether upon maturity of the Securities of such series or upon any redemption or by declaration or otherwise—then, upon demand of the Trustee, the Company or the Guarantor[s], as the case may be, will pay to the Trustee for the benefit of the Holders of the Securities of such series the whole amount that then shall have become due and payable on all Securities of such series for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor trustee except as a result of its negligence or bad faith.

     In case the Company or the Guarantor[s] shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company, the Guarantor[s] or other obligor upon such Securities and collect in the manner provided by law out of the property of the Company, the Guarantor[s] or other obligor upon such Securities, wherever situated, the moneys adjudged or decreed to be payable.
     In case there shall be pending proceedings relative to the Company or [the] [any] Guarantor or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property, [the] [any] Guarantor or its property or such other obligor or its property, or in case of any other comparable judicial proceedings relative to the Company, [the] [any] Guarantor or other obligor upon the Securities of any series, or to the creditors or property of the Company, [the] [any] Guarantor or such other obligor, the Trustee, irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:
     (i) to file and prove a claim or claims for the whole amount of principal and interest (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Securities of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor trustee, except as a result of negligence or bad faith) and of the Securityholders allowed in any judicial proceedings relative to the Company, [the] [any] Guarantor or other obligor upon the Securities of any series, or to the creditors or property of the Company, [the] [any] Guarantor or such other obligor,
     (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities of any series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and
     (iii) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor trustee except as a result of negligence or bad faith and all other amounts due to the Trustee or any predecessor trustee pursuant to Section 6.06.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.
     All rights of action and of asserting claims under this Indenture, or under any of the Securities of any series, may be enforced by the Trustee without the possession of any of the Securities of such series or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities in respect of which such action was taken.
     In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Securities in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.
     Section 5.03 Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article in respect of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of like series if only partially paid, or upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due to the Trustee or any predecessor trustee pursuant to Section 6.06;
     SECOND: In case the principal of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount

Securities) specified in such Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;
     THIRD: In case the principal of the Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest or Yield to Maturity, without preference or priority of principal over interest or Yield to Maturity, or of interest or Yield to Maturity over principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest or Yield to Maturity; and
     FOURTH: To the payment of the remainder, if any, to the Company, the Guarantor[s] or both, as they are entitled or any other Person lawfully entitled thereto.
     Section 5.04 Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
     Section 5.05 Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company, the Guarantor[s] and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Guarantor[s], the Trustee and the Securityholders shall continue as though no such proceedings had been taken.
     Section 5.06 Limitations on Suits by Securityholders. No Holder of any Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.09; it being understood and intended, and being expressly covenanted by the Holder of every Security with every other Holder and the Trustee, that no one or more Holders of Securities of any series shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable series. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
     Section 5.07 Unconditional Right of Securityholders to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the principal of and interest on such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, or for the enforcement of such conversion right, shall not be impaired or affected without the consent of such Holder.
     Section 5.08 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 5.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     No delay or omission of the Trustee or of any Holder of Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 5.06, every power and remedy given by this Indenture or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders of Securities.
     Section 5.09 Control by Holders of Securities. The Holders of a majority in aggregate principal amount of the Securities of each series affected (with each series voting as a separate class) at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by this Indenture; provided, that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided, further, that (subject to the provisions of Section 6.01) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all series so affected not joining in the giving of said direction, it being understood that (subject to Section 6.01) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.
     Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.
     Section 5.10 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Securities of any series as provided in Section 5.01, the Holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding may on behalf of the Holders of all the Securities of such series waive any past default in the performance of any of the covenants contained herein or established pursuant to Section 2.04 with respect to such series and its consequences, except an uncured default in the payment of the principal of (or premium, if any), or interest on, any of the Securities of that series as and when the same shall become due by the terms of such Securities. In the case of any such waiver, the Company, the Guarantor[s], the Trustee and the Holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
     Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.
     Section 5.11 Trustee to Give Notice of Default. The Trustee shall, within 90 days after the occurrence of a default with respect to the Securities of any series, give notice of all defaults with respect to that series known to the Trustee to all Holders of Securities of such series in the manner and to the extent provided in Section 4.03, unless in each case such defaults shall have been cured before the mailing or publication of such notice (the term “defaults” for the purpose of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided, that, except in the case of default in the payment of the principal of or interest on any of the Securities of such series, or in the payment of any sinking fund installment on such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders of such series.
     Section 5.12 Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Security by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders of any series holding in the aggregate more than 10% in aggregate principal amount of the Securities of such series, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security of such series, on or after the respective due dates expressed in such Security or established pursuant to this Indenture.
ARTICLE 6
CONCERNING THE TRUSTEE
     Section 6.01 Duties and Responsibilities of the Trustee; During Default; Prior to Default. With respect to the Holders of any series of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities of a particular series and after the curing or waiving of all Events of Default which may have occurred with respect to such series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities of a series has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.
     Section 6.02 Certain Rights of the Trustee. In furtherance of and subject to the Trust Indenture Act of 1939 and subject to Section 6.01:
     (a) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;
     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 5.09 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
     (d) none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it;
     (e) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (f) any request, direction, order or demand of the Company or the Guarantor[s] mentioned herein shall be sufficiently evidenced by an Officer’s Certificate of the Company or the [applicable] Guarantor as the case may be (unless other evidence in respect thereof be herein specifically prescribed); and any Consent of the Sole Member may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Company and any Guarantor Authorizing Resolution may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the [applicable] Guarantor;
     (g) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
     (h) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;
     (i) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;
     (j) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected then Outstanding; provided, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or the Guarantor[s] or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company or the Guarantor[s] upon demand; and
     (k) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.
     Section 6.03 Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company or the Guarantor[s], as applicable, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company or the Guarantor[s] of any of the Securities or of the proceeds thereof.
     Section 6.04 Trustee and Agents May Hold Securities; Collections, Etc. The Trustee or any agent of the Company, the Guarantor[s] or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Company or the Guarantor[s] and receive, collect, hold and retain collections from the Company or the Guarantor[s] with the same rights it would have if it were not the Trustee or such agent.
     Section 6.05 Moneys Held by Trustee. Subject to the provisions of Section 10.04 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company, the Guarantor[s] or the Trustee shall be under any liability for interest on any moneys received by it hereunder.
     Section 6.06 Compensation and Indemnification of Trustee and Its Prior Claim. Each of the Company and the Guarantor[s] (without duplication) covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as the Company, the Guarantor[s] and the Trustee may from time to time agree in writing and, except as otherwise expressly provided herein, each of the Company and the Guarantor[s] (without duplication) covenants and agrees to pay or reimburse the Trustee and each predecessor trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. Each of the Company and the Guarantor[s] (without duplication) also covenants to indemnify the Trustee and each predecessor trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Company and the Guarantor[s] under this Section to compensate and indemnify the Trustee and each predecessor trustee and to pay or reimburse the Trustee and each predecessor trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such senior claim.
     Section 6.07 Right of Trustee to Rely on Officer’s Certificate, Etc. Subject to Sections 6.01 and 6.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.
     Section 6.08 Disqualification; Conflicting Interests. If the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee, the Guarantor[s] and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.
     Section 6.09 Persons Eligible for Appointment as Trustee. The Trustee for each series of Securities hereunder shall at all times be a corporation having a combined capital and surplus of at least $50,000,000 and shall be eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act of 1939. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State or District of Columbia supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
     Section 6.10 Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving written notice of resignation to the Company or the Guarantor[s] and by mailing notice of such resignation to the Holders of then Outstanding Securities of each series affected at their addresses as they shall appear on the Security register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument in duplicate, executed by authority of the Sole Member, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 5.12, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
     (b) In case at any time any of the following shall occur:
     (i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act of 1939 with respect to any series of Securities after written request therefor by the Company, by the Guarantor[s] or by any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months; or
     (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act of 1939 and shall fail to resign after written request therefor by the Company, by the Guarantor[s] or by any Securityholder; or
     (iii) the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;
then, in any such case, (A) the Company may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee for such series by written instrument, in duplicate, executed by order of the Sole Member of the Company or the Guarantor[s] may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee for such series by written instrument, in duplicate, executed by order of the Board of Directors [and Members] of the Guarantor[s], one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, (B) subject to Section 315(e) of the Trust Indenture Act of 1939, any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months may on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
     (c) The Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding may at any time remove the Trustee with respect to Securities of such series and appoint a successor trustee with respect to the Securities of such series, with the consent of the Company or of the Guarantor[s], by delivering to the Trustee so removed, to the successor trustee so appointed, to the Guarantor[s] and to the Company the evidence provided for in Section 7.01 of the action in that regard taken by the Securityholders.

     (d) Any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.
     Section 6.11 Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 6.10 shall execute and deliver to the Company, the Guarantor[s] and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Company, the Guarantor[s] or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 10.04, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company and the Guarantor[s] shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.06.
     If a successor trustee is appointed with respect to the Securities of one or more (but not all) series, the Company, the Guarantor[s], the predecessor trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor trustee with respect to the Securities of any series as to which the predecessor trustee is not retiring shall continue to be vested in the predecessor trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.
     No successor trustee with respect to any series of Securities shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 310(b) of the Trust Indenture Act of 1939 and eligible under the provisions of Section 310(a) of the Trust Indenture Act of 1939.
     Upon acceptance of appointment by any successor trustee as provided in this Section 6.11, the Company shall mail notice thereof to the Holders of Securities of each series affected, by mailing such notice to such Holders at their addresses as they shall appear on the Security register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.
     Section 6.12 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided, that such corporation shall be qualified under the provisions of Section 310(b) of the Trust Indenture Act of 1939 and eligible under the provisions of Section 310(a) of the Trust Indenture Act of 1939, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
     In case, at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities of such series or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Securities of any series in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     Section 6.13 Preferential Collection of Claims Against the Company. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.
ARTICLE 7
CONCERNING THE SECURITYHOLDERS
     Section 7.01 Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 6.01 and 6.02) conclusive in favor of the Trustee, the Company and the Guarantor[s], if made in the manner provided in this Article.
     Section 7.02 Proof of Execution of Instruments and of Holding of Securities. Subject to Sections 6.01 and 6.02, the execution of any instrument by a Holder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Security register or by a certificate of the registrar thereof. The Company or the Guarantor[s] may set a record date for purposes of determining the identity of Holders of any series entitled to vote or consent to any action referred to in Section 7.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders of such series of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent. Notice of such record date may be given before or after any request for any action referred to in Section 7.01 is made by the Company or the Guarantor[s].
     Section 7.03 Holders to Be Treated as Owners. The Company, the Guarantor[s], the Trustee and any agent of the Company, the Guarantor[s] or the Trustee may deem and treat the Person in whose name any Security shall be registered upon the Security register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, and, subject to the provisions of this Indenture, interest on, such Security and for all other purposes; and neither the Company, the Guarantor[s] or the Trustee nor any agent of the Company, the Guarantor[s] or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his or her order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable.
     Section 7.04 Securities Owned by Company or Guarantor[s] Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Company, the Guarantor[s] or any other obligor on the Securities with respect to which such determination is being made or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, the Guarantor[s] or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company, the Guarantor[s] or any other obligor upon the Securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, the Guarantor[s] or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice.
     Section 7.05 Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Guarantor[s], the Trustee and the Holders of all the Securities affected by such action.
ARTICLE 8
SUPPLEMENTAL INDENTURES
     Section 8.01 Supplemental Indentures Without Consent of Securityholders. The Company, when authorized by a Consent of the Sole Member, the Guarantor[s], when authorized by Guarantor Authorizing Resolution[s] and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto in form satisfactory to the Trustee for one or more of the following purposes:
     (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more series any property or assets;
     (b) to evidence the succession of another Person to the Company or [the] [any] Guarantor, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company or the Guarantor[s] pursuant to Article 9;
     (c) to add to the covenants of the Company or the Guarantor[s] such further covenants, restrictions, conditions or provisions as the Sole Member and the Trustee shall consider to be for the protection of the Holders of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Default;
     (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to conform this Indenture or any supplemental indenture to the description of the Securities set forth in any prospectus or prospectus supplement related to such series of Securities;
     (e) to provide for or add guarantors for the Securities of one or more series;
     (f) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 2.03;
     (g) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.11;
     (h) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of Securities, as herein set forth;
     (i) to make any change to the Securities of any series so long as no Securities of such series are Outstanding; and
     (j) to make any other change that does not adversely affect the interests of the Holders of the Securities in any material respect.
     The Trustee is hereby authorized to join with the Company and the Guarantor[s] in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 8.02.
     Section 8.02 Supplemental Indentures With Consent of Securityholders. With the consent (evidenced as provided in Article 7) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series affected by such supplemental indenture (voting as one class), the Company, when authorized by a Consent of the Sole Member, the Guarantor[s], when authorized by Guarantor Authorizing Resolution[s] and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series; provided, that no such supplemental indenture shall, without the consent of the Holder of each Security so affected, (a) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or make the principal thereof (including any amount in respect of original issue discount) or interest thereon payable in any currency other than that provided in the Securities or in accordance with the terms thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 5.01 or the amount thereof provable in bankruptcy pursuant to Section 5.02, or impair or affect the right of any Securityholder to institute suit for the payment or conversion thereof or, if the Securities provide therefor, any right of repayment at the option of the Securityholder, or modify any of the provisions of this paragraph except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the Holder of each Security so affected; provided, that no consent of any Holder of any Security shall be necessary under this Section 8.02 to permit the Trustee, the Guarantor[s] and the Company to execute supplemental indentures pursuant to Section 8.01(e) of this Indenture, or (b) reduce the aforesaid percentage of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture.
     A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.
     Upon the request of the Company and the Guarantor[s], accompanied by a Consent of the Sole Member certified by the secretary or an assistant secretary of the Company and Guarantor Authorizing Resolution[s] certified by the secretary or assistant secretary of the Guarantor[s] authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid and other documents, if any, required by Section 7.01, the Trustee shall join with the Company and the Guarantor[s] in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
     It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
     Promptly after the execution by the Company, the Guarantor[s] and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall give a notice thereof to the Holders of then Outstanding Securities of each series affected thereby, by mailing a notice thereof by first-class mail to such Holders at their addresses as they shall appear on the Security register, and in each case such notice shall set forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     Section 8.03 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Guarantor[s] and the Holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
     Section 8.04 Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article 8 complies with the applicable provisions of this Indenture.
     Section 8.05 Notation on Securities in Respect of Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee for such series as to any matter provided for by such supplemental indenture or as to any action taken by Securityholders. If the Company or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Sole Member, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.
ARTICLE 9
CONSOLIDATION, MERGER, SALE OR CONVEYANCE
     Section 9.01 Company May Consolidate, Etc., on Certain Terms. The Company shall not consolidate with or merge into any other Person (in a transaction in which the Company is not the surviving entity) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless (a) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be (i) a corporation, limited liability company, partnership or trust, (ii) shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and (iii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company’s assets and the Guarantor[s]; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
     The conditions of (a)(ii) above shall not apply in the case of a corporation or entity not organized under the laws of the United States of America, any State thereof or the District of Columbia which shall agree, in form satisfactory to the Trustee, (i) to subject itself to the jurisdiction of the United States district court for the Southern District of New York and (ii) to indemnify and hold harmless the holders of all Securities against (A) any tax, assessment or governmental charge imposed on such holders by a jurisdiction other than the United States or any political subdivision or taxing authority thereof or therein with respect to, and withheld on the making of, any payment of principal or interest on such Securities and which would not have been so imposed and withheld had such consolidation, merger, sale or conveyance not been made and (B) any tax, assessment or governmental charge imposed on or relating to, and any costs or expenses involved in, such consolidation, merger, sale or conveyance.
     The restrictions in this Section 9.01 shall not apply to (i) the merger or consolidation of the Company with one of its affiliates, if the Sole Member determines in good faith that the purpose of such transaction is principally to change the Company’s State of formation or convert the Company’s form of organization to another form, or (ii) the merger of the Company with or into a single direct or indirect wholly owned Subsidiary pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware, if applicable.
     Nothing contained in this Article shall apply to, limit or impose any requirements upon the consolidation or merger of any Person into the Company where the Company is the survivor of such transaction, or the acquisition by the Company, by purchase or otherwise, of all or any part of the property of any other Person (whether or not affiliated with the Company).
     Section 9.02 Successor Company Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 9.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.
     In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.
     Section 9.03 Guarantor[s] May Consolidate, etc., on Certain Terms. No Guarantor shall consolidate with or merge into any other Person (in a transaction in which such Guarantor is not the surviving entity) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless (a) the Person formed by such consolidation or into which such Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of such Guarantor substantially as an entirety shall be (i) a corporation, limited liability company, partnership or trust, (ii) shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and (iii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of such Guarantor to be performed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person and the Company (if other than such Guarantor) formed by such consolidation or into which such Guarantor shall have been merged or by the Person which shall have acquired such Guarantor’s assets; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of such Guarantor as a result of such transaction as having been incurred by such Guarantor at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (c) such Guarantor has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
     The conditions of (a)(ii) above shall not apply in the case of a corporation or entity not organized under the laws of the United States of America, any State thereof or the District of Columbia which shall agree, in form satisfactory to the Trustee, (i) to subject itself to the jurisdiction of the United States district court for the Southern District of New York and (ii) to indemnify and hold harmless the holders of all Securities against (A) any tax, assessment or governmental charge imposed on such holders by a jurisdiction other than the United States or any political subdivision or taxing authority thereof or therein with respect to, and withheld on the making of, any payment of principal or interest on such Securities and which would not have been so imposed and withheld had such consolidation, merger, sale or conveyance not been made and (B) any tax, assessment or governmental charge imposed on or relating to, and any costs or expenses involved in, such consolidation, merger, sale or conveyance.
     The restrictions in this Section 9.03 shall not apply to (i) the merger or consolidation of any Guarantor with one of its affiliates, if the Board of Directors [or Members] determine[s] in good faith that the purpose of such transaction is principally to change any Guarantor’s state of incorporation [or formation] or convert such Guarantor’s form of organization to another form, or (ii) the merger of such Guarantor with or into a single direct or indirect wholly owned Subsidiary pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware.
     Nothing contained in this Article shall apply to, limit or impose any requirements upon the consolidation or merger of any Person into [the] [any] Guarantor where [the] [any] Guarantor is the survivor of such transaction, or the acquisition by [the] [any] Guarantor, by purchase or otherwise, of all or any part of the property of any other Person (whether or not affiliated with [the] [any] Guarantor).

     Section 9.04 Successor Guarantor[s] Substituted. Upon any consolidation of [the] [any] Guarantor with, or merger of [the] [any] Guarantor into, any other Person or any conveyance, transfer or lease of the properties and assets of [the] [any] Guarantor substantially as an entirety in accordance with Section 9.03, the successor Person formed by such consolidation or into which such Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, [the] [any] Guarantor under this Indenture with the same effect as if such successor Person had been named as [the] [any] Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.
     In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.
ARTICLE 10
SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS
     Section 10.01 Discharge of Liability on Securities. Except as otherwise contemplated by Section 2.04, when (a) the Company or the Guarantor[s] deliver[s] to the Trustee all Outstanding Securities or all Outstanding Securities of any series, as the case may be, theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) Securities or Securities of such series, as the case may be, and coupons, if any, which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.10, (ii) coupons, if any, appertaining to Securities or Securities of such series, as the case may be, called for redemption and maturing after the relevant redemption date, whose surrender has been waived as provided in Section 12.03 and (iii) Securities or Securities of such series, as the case may be, and coupons, if any, for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company or the Guarantor[s] and thereafter repaid to the Company or the Guarantor[s] or discharged from such trust, as provided in Section 2.05) for cancellation or (b) all Outstanding Securities have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company or the Guarantor[s] deposit[s] with the Trustee cash sufficient to pay at stated maturity the principal of and interest on Outstanding Securities or all Outstanding Securities of such series (other than Securities replaced pursuant to Section 2.10), and if in either case the Company or the Guarantor[s] pay[s] all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 6.06, cease to be of further effect as to all Outstanding Securities or all Outstanding Securities of any series, as the case may be. The Trustee shall join in the execution of proper instruments prepared by the Company or the Guarantor[s] acknowledging satisfaction and discharge of this Indenture on demand of the Company or the Guarantor[s] accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company.
     Section 10.02 Repayment to the Company. At the request of the Company or the Guarantor[s], the Trustee and the paying agent shall return to the Company or the Guarantor[s] on Company Order any money held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years; provided, however, that the Trustee or such paying agent, before being required to make any such return, shall, at the expense and direction of the Company or the Guarantor[s], cause to be published once in an Authorized Newspaper in each place of payment of or mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money then remaining will be returned to the Company or the Guarantor[s]. After return to the Company or the Guarantor[s], Holders entitled to the money must look to the Company or the Guarantor[s] for payment as general creditors unless an applicable abandoned property law designates another person.
     Section 10.03 Option to Effect Defeasance or Covenant Defeasance. Unless otherwise specified as contemplated by Section 2.04 with respect to Securities of a particular series, the Company by Consent of the Sole Member or the Guarantor[s], may at [its] [their] option, by Guarantor Authorizing Resolution[s], at any time, with respect to any series of Securities, elect to have either Section 10.04 or Section 10.05 be applied to all of the Outstanding Securities of any series (the “Defeased Securities”), upon compliance with the conditions set forth in this Article 10.
     Section 10.04 Defeasance and Discharge. Upon the Company’s or the Guarantor[’s][s’] exercise under Section 10.03 of the option applicable to this Section 10.04, the Company or the Guarantor[s] shall be deemed to have been discharged from its obligations with respect to the Defeased Securities on the date the conditions set forth below in Section 10.06 are satisfied (hereinafter “defeasance”). For this purpose, such defeasance means that the Company or the Guarantor[s] shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of Sections 2.05, 2.06, 2.10, 2.11, 2.12, 3.01, 3.02, 3.04, 5.06, 5.07, 6.06, 6.10 and 10.02 of this Indenture and to have satisfied all its other obligations under such series of Securities and this Indenture and cured all existing Events of Default insofar as such series of Securities are concerned (and the Trustee, at the expense of the Company, and, upon written request, shall execute proper instruments acknowledging the same). Subject to compliance with this Article 10, the Company or the Guarantor[s] may exercise [its] [their] option under this Section 10.04 notwithstanding the prior exercise of its option under Section 10.05 with respect to a series of Securities.
     Section 10.05 Covenant Defeasance. Upon the Company’s or the Guarantor[’s][s’] exercise under Section 10.03 of the option applicable under this Section 10.05, the Company or the Guarantor[s] shall be released from its obligations under Section 3.05 and Article 9 and such other provisions as may be provided as contemplated by Section 2.04 with respect to Securities of a particular series and with respect to the Defeased Securities on and after the date the conditions set forth below in Section 10.06 are satisfied (hereinafter “covenant defeasance”), and the Defeased Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences if any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Securities, the Company or the Guarantor[s] may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article described in this Section 10.05, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article described in this Section 10.05 or by reason of any reference in any such Section or Article described in this Section 10.05 to any other provisions herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01 but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby.
     Section 10.06 Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 10.04 or Section 10.05 to a series of outstanding Securities.
     (a) The Company or the Guarantor[s] shall have irrevocably deposited with the Trustee, in trust, (i) sufficient funds in the currency or currency unit in which the Securities of such series are denominated to pay the principal of and interest to stated maturity (or redemption) on, the Securities of such series, or (ii) such amount of direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the government which issued the currency in which the Securities of such series are denominated, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of, and interest to stated maturity (or redemption) on, the Securities of such series.
     (b) The Company or the Guarantor[s] shall (i) have delivered an opinion of counsel that the Holders of the Securities of such series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance, and will be subject to tax in the same manner as if no defeasance and discharge or covenant defeasance, as the case may be, had occurred or (ii) in the case of an election under Section 10.04 the Company or the Guarantor[s] shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the Company or the Guarantor[s] has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date this Indenture was first executed, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, the holders of Outstanding Securities of that particular series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance.
ARTICLE 11
MISCELLANEOUS PROVISIONS
     Section 11.01 No Recourse. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, member, officer or director, past, present or future as such, of the Company, of the Guarantor[s] or of any predecessor or successor Person, either directly or through the Company, the Guarantor[s] or any such predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, members, officers or directors as such, of the Company, the Guarantor[s] or of any predecessor or successor Person, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, member, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Securities.
     Section 11.02 Provisions of Indenture for the Sole Benefit of Parties and Holders of Securities. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any Person other than the parties hereto and their successors and the Holders of the Securities any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.
     Section 11.03 Successors and Assigns of Company and Guarantor[s] Bound by Indenture. All the covenants, stipulations, promises and agreements contained in this Indenture by or on behalf of the Company or the Guarantor[s] shall bind [its] [their] successors and assigns, whether so expressed or not.
     Section 11.04 Notices and Demands on Company, Guarantor[s], Trustee and Holders of Securities. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Company or the Guarantor[s] may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Company is filed by the Company with the Trustee or until another address of the Guarantor[s] is filed by the Guarantor[s] with the Trustee) c/o Discovery Communications, LLC, One Discovery Place, Silver Spring, Maryland 20910, Attn: General Counsel. Any notice, direction, request or demand by the Company , the Guarantor[s] or any Holder of Securities to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at                     ,                     , Attn:                     .
     Where this Indenture provides for notice to Holders of Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his or her last address as it appears in the Security register. In any case where notice to such Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.
     In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Company or the Guarantor[s] when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.
     In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice of any event to Holders of Securities when said notice is required to be given pursuant to any provision of this Indenture or of the Securities, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice. Neither the failure to give notice, nor any defect in any notice so given, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities given as provided above.
     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     Section 11.05 Officer’s Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Company or [the] [any] Guarantor to the Trustee to take any action under any of the provisions of this Indenture, the Company or the Guarantor[s], as applicable shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.
     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.
     Any certificate, statement or opinion of an officer of the Company or the Guarantor[s] may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his or her certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Company or the Guarantor[s], upon the certificate, statement or opinion of or representations by an officer or officers of the Company or the Guarantor[s], unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his or her certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

     Any certificate, statement or opinion of an officer of the Company or an officer of [the] [any] Guarantor or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company or the Guarantor[s], unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his or her certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.
     Any certificate or opinion of any independent firm of public accountants filed with and directed to the Trustee shall contain a statement that such firm is independent.
     Section 11.06 Payments Due on Saturdays, Sundays and Holidays. If the date of maturity of interest on or principal of the Securities of any series or the date fixed for redemption or repayment of any such Security, or the last day on which a Holder has the right to convert any Security, shall not be a Business Day, then payment of interest or principal, or any conversion, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or on such last day for conversion, and no interest shall accrue for the period after such date.
     Section 11.07 Conflict of Any Provision of Indenture With Trust Indenture Act of 1939. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such incorporated provision shall control.
     Section 11.08 New York Law to Govern. This Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.
     Section 11.09 Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.
     Section 11.10 Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     Section 11.11 Actions by Successor. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee, member or officer of the Company or the Guarantor[s] shall and may be done and performed with like force and effect by the corresponding board, committee, member or officer of any corporation or other entity that shall at the time be the lawful successor of the Company or the Guarantor[s].
     Section 11.12 Severability. In case any one or more of the provisions contained in this Indenture or in the Securities of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Securities, but this Indenture and such Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

ARTICLE 12
REDEMPTION OF SECURITIES AND SINKING FUNDS
     Section 12.01 Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series, except as otherwise specified, as contemplated by Section 2.04 for Securities of such series.
     Section 12.02 Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Securities of any series to be redeemed as a whole or in part at the option of the Company shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities of such series at their last addresses as they shall appear upon the Security register. Any notice which is given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.
     The notice of redemption to each such Holder shall specify the principal amount of each Security of such series held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue and shall also specify, if applicable, the conversion price then in effect and the date on which the right to convert such Securities or the portions thereof to be redeemed will expire. In case any Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.
     The notice of redemption of Securities of any series to be redeemed at the option of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.
     On or before the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.04) an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If any Security called for redemption is converted pursuant hereto, any money deposited with the Trustee or any paying agent or so segregated and held in trust for the redemption of such Security shall be paid to the Company upon the Company’s request, or, if then held by the Company, shall be discharged from such trust. The

Company will deliver to the Trustee at least 70 days prior to the date fixed for redemption (unless a shorter time period shall be acceptable to the Trustee) an Officer’s Certificate (which need not comply with Section 11.05) stating the aggregate principal amount of Securities to be redeemed. In case of a redemption at the election of the Company prior to the expiration of any restriction on such redemption, the Company shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section, an Officer’s Certificate stating that such restriction has been complied with.
     If less than all the Securities of a series are to be redeemed, the Trustee shall select, in such manner as it shall deem appropriate and fair, Securities of such series to be redeemed in whole or in part. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such series or any multiple thereof. The Trustee shall promptly notify the Company in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed. If any Security selected for partial redemption is surrendered for conversion after such selection, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption.
     Section 12.03 Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue, and, except as provided in Sections 6.05 and 10.04, such Securities shall cease from and after the date fixed for redemption to be convertible into Common Stock, if applicable, and to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided, that payment of interest becoming due on or prior to the date fixed for redemption shall be payable to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Sections 2.03 and 2.07 hereof.
     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by such Security and, if applicable, such Security shall remain convertible into Common Stock until the principal of such Security shall have been paid or duly provided for.

     Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.
     Section 12.04 Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officer’s Certificate delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.
     Section 12.05 Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of the Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of the Securities of any series is herein referred to as an “optional sinking fund payment”. The date on which a sinking fund payment is to be made is herein referred to as the “sinking fund payment date”.
     In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Company may at its option (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Company or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Company and delivered to the Trustee for cancellation pursuant to Section 2.11 and, if applicable, receive credit for Securities (not previously so credited) converted into Common Stock and so delivered to the Trustee for cancellation, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or (c) receive credit for Securities of such series (not previously so credited) redeemed by the Company through any optional redemption provision contained in the terms of such series. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.
     On or before the 60th day next preceding each sinking fund payment date for any series, the Company will deliver to the Trustee an Officer’s Certificate (which need not contain the statements required by Section 11.05) (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of Securities of such series and the basis for such credit, (b) stating that none of the Securities of such series has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such series have occurred (which have not been waived or cured) and are continuing and (d) stating whether or not the Company intends to exercise its right to make an optional sinking fund payment with respect to such series and, if so, specifying the amount of such optional sinking fund payment which the Company intends to pay on or before the next succeeding sinking fund payment date. Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Company to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.11 to the Trustee with such Officer’s Certificate (or reasonably promptly thereafter if acceptable to the Trustee). Such Officer’s Certificate shall be irrevocable and upon its receipt by the Trustee the Company shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Company, on or before any such 60th day, to deliver such Officer’s Certificate and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof.
     If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 (or the equivalent thereof in any Foreign Currency or a lesser sum in Dollars or in any Foreign Currency if the Company shall so request) with respect to the Securities of any particular series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be $50,000 (or the equivalent thereof in any Foreign Currency) or less and the Company makes no such request then it shall be carried over until a sum in excess of $50,000 (or the equivalent thereof in any Foreign Currency) is available. The Trustee shall select, in the manner provided in Section 12.02, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such series to absorb said cash, as nearly as may be, and shall (if requested in writing by the Company) inform the Company of the serial numbers of the Securities of such series (or portions thereof) so selected. The Trustee, in the name and at the expense of the Company (or the Company, if it shall so request the Trustee in writing), shall cause notice of redemption of the Securities of such series to be given in substantially the manner provided in Section 12.02 (and with the effect provided in Section 12.03) for the redemption of Securities of such series in part at the option of the Company. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be added to the next cash sinking fund payment for such series and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such series, shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the principal of, and interest on, the Securities of such series at maturity. The Company’s obligation to make a mandatory or optional sinking fund payment shall automatically be reduced by an amount equal to the sinking fund redemption price allocable to any Securities or portions thereof called for redemption pursuant to the preceding paragraph on any sinking fund payment date and converted into Common Stock; provided that, if the Trustee is not the conversion agent for the Securities, the Company or such conversion agent shall give the Trustee written notice prior to the date fixed for redemption of the principal amount of Securities or portions thereof so converted.
     On or before each sinking fund payment date, the Company shall pay to the Trustee in cash or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities to be redeemed on the next following sinking fund payment date.

     The Trustee shall not redeem or cause to be redeemed any Securities of a series with sinking fund moneys or give any notice of redemption of Securities for such series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article 5 and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 5.10, or the default cured on or before the 60th day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.
ARTICLE 13
GUARANTEE OF SECURITIES
     Section 13.01 Guarantee. The Guarantor[s] hereby [, jointly and severally,] fully and unconditionally guarantee[s] to each Holder of a Security of each series issued by the Company, authenticated and delivered by the Trustee, the due and punctual payment of the principal (including any amount due in respect of any Original Issue Discount Security) of and any premium and interest on such Security, and the due and punctual payment of any sinking fund payments provided for pursuant to the terms of such Security, when and as the same shall become due and payable in accordance with the terms of such Security and this Indenture. [The] [Each] Guarantor hereby agrees that in the event of an Event of Default its obligations hereunder shall be as if it were a principal debtor and not merely a surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Security of any series or this Indenture, any failure to enforce the provisions of any Security of any series or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of any Security of any series or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of [the] [such] Guarantor[s], increase the principal amount of any Security or the interest rate thereon or increase any premium payable upon redemption thereof. [The] [Each] Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any Security or the indebtedness evidenced thereby or with respect to any sinking fund payment required pursuant to the terms of such Security issued under this Indenture and all demands whatsoever, and covenants that this Guarantee will not be discharged with respect to such Security except by payment in full of the principal thereof and any premium and interest thereon or as provided in Article 10 or Section 9.02. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantor[s], or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantor[s] any amount paid by the Company or the Guarantor[s] to the Trustee or such Holder, this Guarantee to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor[s] further agree[s] that, as between the Guarantor[s], on the one hand, and the Holders and the Trustee, on the other hand, the obligations guaranteed hereby may be accelerated as provided in Article 5 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby.
     The Guarantor[s] also agree[s], to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holders in enforcing any rights under this Guarantee.
     The Guarantor[s] hereby waive[s] any right of set off which the Guarantor[s] may have against the Holder of any Security in respect of any amounts which are or may become payable by such Holder to the Company.
     The Guarantor[s] shall be subrogated to all rights of the Holders of any series of Securities and the Trustee against the Company in respect of any amounts paid to such Holders and the Trustee by the Guarantor[s] pursuant to the provisions of the Guarantee; provided, however, that the Guarantor[s] shall not be entitled to enforce or to receive any payments arising out of or based upon, such right of subrogation until the principal of, premium, if any, and interest, if any, on all of the Securities of such series shall have been paid in full.
     No past, present or future stockholder, officer, director, employee or incorporator of the Guarantor[s] shall have any personal liability under the Guarantee set forth in this Section 13.01 by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.
     The Guarantee set forth in this Section 13.01 shall not be valid or become obligatory for any purpose with respect to any Security until the certificate of authentication on such Security shall have been signed by or on behalf of the Trustee.
     Section 13.02 Execution of Notations of Guarantee. To evidence [its] [their] Guarantee to the Holders specified in Section 13.01, the Guarantor[s] hereby agree[s] to execute the notation of the Guarantee in substantially the form set forth in Section 2.03 to be endorsed on each Security authenticated and delivered by the Trustee. The Guarantor[s] hereby agree[s] that [its] [their] Guarantee set forth in Section 13.01 shall remain in full force and effect notwithstanding any failure to endorse on any Security a notation of such Guarantee. Each such notation of Guarantee shall be signed on behalf of the Guarantor[s] by any proper officer of the Guarantor[s] prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the due authentication thereof by the Trustee hereunder, shall constitute due delivery of the Guarantee on behalf of the Guarantor[s]. Such signatures upon the notation of the Guarantee may be manual or facsimile signatures of any present, past or future proper officer of the Guarantor[s] and may be imprinted or otherwise reproduced below the notation of the Guarantee, and in case any such proper officer of the Guarantor[s] who shall have signed the notation of the Guarantee shall cease to be such officer before the Security on which such notation is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed the notation of the Guarantee had not ceased to be such officer of the Guarantor[s].

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of                     .

DISCOVERY COMMUNICATIONS, LLC
By:
Name:
Title:

DISCOVERY COMMUNICATIONS, INC.
By:
Name:
Title:

[DISCOVERY COMMUNICATIONS HOLDING, LLC
By:
Name:
	Title:	]

[ ], Trustee
By:
Name:
Title:

EXHIBIT A
     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
DISCOVERY COMMUNICATIONS, LLC
[ ]% Note Due [ ]

No. [ ]	CUSIP No.: [ ]
$[ ]
     DISCOVERY COMMUNICATIONS, LLC, a Delaware limited liability company (the “Company”, which term includes any successor corporation), for value received promises to pay to CEDE & CO. or registered assigns, the principal sum of                      (the “Principal”) on                     .
     Interest Payment Dates:                      and                      (each, an “Interest Payment Date”), commencing on                     .
     Interest Record Dates:                      and                      (each, an “Interest Record Date”).
     Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

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     IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officer under its seal.

DISCOVERY COMMUNICATIONS, LLC
By:
Name:
Title:

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NOTATION OF GUARANTEE
     Discovery Communications, Inc., a Delaware corporation [and Discovery Communications Holding, LLC, a Delaware limited liability company] ([collectively,] the “Guarantor[s]”, which term includes any successor[s] thereto under the Indenture (the “Indenture”) referred to in the Security on which this notation is endorsed) [has] [have] [, jointly and severally,] unconditionally guaranteed, pursuant to the terms of the Guarantee contained in Article 13 of the Indenture, the due and punctual payment of the principal of and any premium and interest on this Security, when and as the same shall become due and payable in accordance with the terms of this Security and the Indenture.
     The obligations of the Guarantor[s] to the Holders of the Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 13 of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Guarantee.
     The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this notation of the Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

DISCOVERY COMMUNICATIONS, INC.
By:
Name:
Title:

[DISCOVERY COMMUNICATIONS HOLDING, LLC
By:
Name:
	Title:	]

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This is one of the series designated herein and referred to in the within-mentioned Indenture.
Dated: [     ]

, Trustee
By:
Title:

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(REVERSE OF SECURITY)
DISCOVERY COMMUNICATIONS, LLC
[ ]% Note Due [ ]
     1. Interest.
          DISCOVERY COMMUNICATIONS, LLC, a Delaware limited liability company (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from                     . The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing                     . Interest will be computed on the basis of a 360-day year of twelve 30-day months.
          The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.
     2. Method of Payment.
          The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date notwithstanding any transfer or exchange of such Security subsequent to such Interest Record Date and prior to such Interest Payment Date. Holders must surrender Securities to the Trustee to collect principal payments. The Company shall pay Principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). However, the payments of interest, and any portion of the Principal (other than interest payable at maturity or on any redemption or repayment date or the final payment of Principal) shall be made by the Paying Agent, upon receipt from the Company of immediately available funds by                      [a./p.m.], New York City time (or such other time as may be agreed to between the Company and the Paying Agent or the Company), directly to a Holder (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of Principal surrenders the same to the Trustee in exchange for a Security or Securities aggregating the same principal amount as the unredeemed principal amount of the Securities surrendered.
     3. Paying Agent.
          Initially,                      (the “Trustee”) will act as Paying Agent. The Company may change any Paying Agent without notice to the Holders.
     4. Indenture.
          The Company issued the Securities under an Indenture, dated as of                     ,                      (the “Indenture”), among the Company, the Guarantor[s] and the Trustee. Capitalized terms herein

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are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and holders of Securities are referred to the Indenture and the TIA for a statement of them. To the extent the terms of the Indenture and this Security are inconsistent, the terms of the Indenture shall govern.
     5. Guarantee.
          The payment by the Company of the principal of, and premium and interest on, the Securities is irrevocably and unconditionally guaranteed on a senior basis by the Guarantor[s].
     6. Denominations; Transfer; Exchange.
          The Securities are in registered form, without coupons, in denominations of $1,000 and multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Company need not issue, authenticate, register the transfer of or exchange any Securities or portions thereof for a period of fifteen (15) days before such series is selected for redemption, nor need the Company register the transfer or exchange of any security selected for redemption in whole or in part.
     7. Persons Deemed Owners.
          The registered Holder of a Security shall be treated as the owner of it for all purposes.
     8. Unclaimed Funds.
          If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company or the Guarantor[s] at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.
     9. Legal Defeasance and Covenant Defeasance.
          The Company may be discharged from its obligations under the Securities and under the Indenture with respect to the Securities except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Securities and in the Indenture with respect to the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

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     10. Amendment; Supplement; Waiver.
          Subject to certain exceptions, the Securities and the provisions of the Indenture relating to the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities of all series then outstanding affected by such amendment or supplement (voting as one class), and any existing Default or Event of Default or compliance with certain provisions may be waived with the consent of the Holders of a majority in aggregate principal amount of all the Securities of such series, each series voting as a separate class, (or of all the Securities, as the case may be, voting as a single class) then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, or make any other change that does not adversely affect the rights of any Holder of a Security.
     11. Defaults and Remedies.
          If an Event of Default (other than certain bankruptcy Events of Default with respect to the Company or the Guarantor[s]) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities of this series then outstanding (voting as a separate class) may declare all of the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. If a bankruptcy Event of Default with respect to the Company or the Guarantor[s] occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of all series of Securities then outstanding (treated as one class) may declare all of the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.
     12. Trustee Dealings with Company.
          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company as if it were not the Trustee.
     13. No Recourse Against Others.
          No stockholder, director, officer, employee, member or incorporator, as such, of the Company, of the Guarantor[s] or any successor Person thereof shall have any liability for any obligation under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

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     14. Authentication.
          This Security shall not be valid until the Trustee manually signs the certificate of authentication on this Security.
     15. Abbreviations and Defined Terms.
          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     16. CUSIP Numbers.
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.
     17. Governing Law.
          The laws of the State of New York shall govern the Indenture and this Security thereof.
          [To be modified as appropriate for issuances of securities by Discovery Communications, LLC which will be guaranteed by Discovery Communications, Inc. and may be guaranteed by Discovery Communications Holding, LLC]

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ASSIGNMENT FORM
     I or we assign and transfer this Security to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee) and irrevocably appoint

___________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Signed exactly as name appears on the other side of this Security)

Signature Guarantee:	____________________________________ Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

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